PROMISSORY NOTE
January 22, 2025
$29,800,000.00
1.    Promise to Pay. LANTANA PLACE, L.L.C., a Texas limited liability company (“Borrower”) promise(s) to pay to the order of Broadway National Bank (“Lender”), at its offices in the City of San Antonio, Bexar County, Texas the principal sum of Twenty-Nine Million Eight Hundred Thousand and No/100 Dollars ($29,800,000.00), with interest on the principal balance from time to time remaining unpaid from date hereof until maturity at the “Applicable Rate” as defined in this Note. All matured, unpaid principal and interest shall bear interest from date of maturity until paid at the “Maximum Rate” defined in this Note. As used in this Note, the term “Loan Documents” means this Note, a loan agreement of even date herewith (the “Loan Agreement”) and all other documents executed in connection with, as evidence of, or as security for this Note.
2.    Interest Rate.
(a)    Maximum Rate. The term “Maximum Rate” as used in this Note means, at the particular time in question, the maximum rate of non-usurious interest (taking into account all amounts paid or required to be paid which may be deemed, held, or classified as interest under applicable law) which, under applicable law, may then be charged on this Note or, if no maximum rate exists, eighteen percent (18.00%) per annum. If the maximum rate of non-usurious interest changes after the date of this Note, the Maximum Rate shall automatically be increased or decreased, as the case may be, without notice to Borrower from time to time as of the effective time of each change in the maximum non-usurious rate. If Chapter 303 of the Texas Finance Code is applicable to this Note, the interest rate ceiling applicable to this Note is the “weekly ceiling” as defined in Chapter 303 of the Texas Finance Code.
(b)    Index Rate. The term “Index Rate” as used in this Note means, at the particular time in question, the 1-month USD-SOFR CME Term Rate, as quoted and published by the CME Group. If (i) the Index Rate ceases to be published, or (ii) Lender reasonably determines that the Index Rate is no longer widely being used by commercial banks as a loan index in the United States for new commercial loans similar to the loan evidenced by this Note, Lender may select another index to determine the Applicable Rate by providing written notice to Borrower of the change (and, if applicable, the adjustment of the interest rate margin under this Note so that the Applicable Rate after the change approximates the Applicable Rate under this Note in effect immediately prior to the replacement of the Index Rate). Following such notice, this alternative index and margin shall be used to calculate the rate of interest that will be charged on this Note.
(c)    Applicable Rate. The “Applicable Rate” from the date of this Note until the first “Change Date” (as defined below) shall be 6.83252% per annum. Thereafter, the Applicable Rate of interest shall be a rate of interest equal to the lesser of (i) the Maximum Rate or (ii) the sum of the Index Rate plus 2.35%. The Applicable Rate may change on February 1, 2025, and on that day every calendar month thereafter. Each date on which the Applicable Rate could change is called a “Change Date”. On each Change Date, Lender will calculate the new Applicable Rate by adding 2.35% to the Index Rate published on that date or, if no Index Rate is published on that date, the most recently-published Index Rate available on that date. The result of this calculation will be the Applicable Rate from that date until the next Change Date.
(d)    Interest Computation. As used in this Note, the term “Interest-only Period” means the period beginning on the date of this Note and ending on January 31, 2026, and the term “P&I Period” means the period beginning on February 1, 2026 and ending on the Maturity Date (defined below). During the Interest-only Period, interest shall be computed on the basis of a year of 360 days and for the actual number of days elapsed (including the first day but excluding the last day). Interest during the Interest-only Period shall be calculated on the unpaid principal to the date of each installment paid and the payment shall be credited first to accrued but unpaid interest and the balance to the reduction of the principal. During the P&I Period, for purposes of allocation of any monthly installment payment as between principal and interest, interest shall be calculated by multiplying the outstanding principal balance on this Note immediately prior to allocation of the monthly installment payment, times the annual interest rate in effect at that time divided by twelve. All other interest calculations on this Note during the P&I Period shall be made on a daily interest basis, calculated on the basis of actual days elapsed in a 365-day year.
(e)    Floor. Notwithstanding anything contained in this Note to the contrary, the Applicable Rate shall never be less than 0.00% per annum.
3.    Payment. This Note is due and payable as follows:
(a)    Scheduled Payments. Interest only shall be due and payable monthly as it accrues, on the 1st day of each month beginning March 1, 2025, and continuing regularly thereafter until and including February 1, 2026. Commencing March 1, 2026 and continuing regularly and monthly on the 1st day of each calendar month thereafter, installments of principal and interest shall be due and payable in an amount or amounts sufficient to repay the entire unpaid principal balance of this Note plus interest on or before February 1, 2056. During the P&I Period, Lender may, at its option and without any obligation to do so, change the amount of the monthly installments due under this Note to assure such payments would fully amortize the unpaid principal balance of this Note plus interest by February 1, 2056. A balloon payment equal to all unpaid principal and all accrued but unpaid interest shall be fully and finally due and payable on February 1, 2029 (the “Maturity Date”).
(b)    Prepayments. This Note may be prepaid, in whole or in part, at any time without penalty of any kind. Any partial prepayment shall be applied first against the accrued but unpaid interest and then to the principal amount outstanding and shall not postpone the due date of any subsequent monthly installments. Partial prepayments will reduce the amount of the monthly payments only after the first Change Date following the partial prepayment. However, any reduction to the monthly payment amount due to a partial prepayment may be offset by an interest rate increase.
(c)    Late Payment Penalty. If any installment or payment provided for in this Note shall become overdue for a period of fifteen (15) days, Lender may charge and collect a late charge in an amount equal to five percent (5.00%) of any such overdue installment or payment, in order to cover the extra expense involved in handling delinquent payments.
4.    Extended Term. As used in this Note, the term “Extended Term” means the period beginning on February 1, 2029 and continuing until February 1, 2030. If the term of the Note is extended for the Extended Term pursuant to Article 6 of the Loan Agreement, the “Maturity Date” of the Note shall be extended until the end of the Extended Term, and the terms and conditions in Sections 5 and 6 below will apply to the Extended Term. All terms and conditions of this Note not superseded by such Section shall continue to apply during the Extended Term.
5.    Extended Term Interest Rate. During the Extended Term, the Applicable Rate will continue to be determined as provided in Section 2, above.
6.    Extended Term Payments. Commencing February 1, 2029, and continuing regularly and monthly on the on the 1st day of each month thereafter, principal and interest shall be due and payable in an amount or amounts sufficient to repay the entire unpaid principal balance of this Note plus interest on or before February 1, 2056. Lender may, at its option and without any obligation to do so, change the amount of the monthly installments due under this Note to assure such payments would fully amortize the unpaid principal balance of this Note plus interest by February 1, 2056. A balloon payment equal to the entire amount of unpaid principal and all accrued and unpaid interest shall be due and payable on February 1, 2030.
7.    Balloon Notice. THIS LOAN IS PAYABLE IN FULL ON THE MATURITY DATE. AT MATURITY, BORROWER MUST REPAY THE ENTIRE PRINCIPAL BALANCE OF THE LOAN AND UNPAID INTEREST THEN DUE. LENDER IS UNDER NO OBLIGATION TO REFINANCE THIS LOAN AT THAT TIME. BORROWER WILL, THEREFORE, BE REQUIRED TO MAKE

PAYMENT OUT OF OTHER ASSETS THAT BORROWER OWNS, OR BORROWER WILL HAVE TO FIND ANOTHER LENDER WILLING TO LEND BORROWER THE MONEY. IF BORROWER REFINANCES THIS LOAN AT MATURITY, BORROWER MAY HAVE TO PAY SOME OR ALL OF THE CLOSING COSTS NORMALLY ASSOCIATED WITH A NEW LOAN EVEN IF BORROWER OBTAINS FINANCING FROM THE SAME LENDER.
8.    Default. Subject to any notice and cure provisions set forth in the Loan Documents, during the continuance of an Event of Default (as defined in the Loan Agreement), at the option of Lender, the entire unpaid principal balance of this Note, together with accrued but unpaid interest thereon, shall at once become due and payable, without notice, and without presentment or demand for payment, and the liens given to secure the payment of this Note may be foreclosed immediately. Failure to exercise this option shall not constitute a waiver of the right to exercise such option at any other time in the future during the continuance of an Event of Default.
9.    Notice and Opportunity to Cure. For purposes of this instrument, the term “Monetary Default” means a failure by Borrower or any other person or entity to perform any obligation contained in the Loan Documents for the payment of money. For purposes of this instrument, the term “Non-Monetary Default” means a failure by Borrower or any other person or entity to perform any obligation contained in the Loan Documents other than the obligation to make payments of money. Notwithstanding anything contained in this instrument to the contrary, Lender shall not accelerate the payment of the Note because of a Monetary Default unless Borrower fails to cure the Monetary Default within 10 days after the date on which Lender gives written notice of the default to Borrower. Notwithstanding anything contained in this instrument to the contrary, Lender shall not accelerate the payment of the Note because of a Non-Monetary Default unless Borrower fails to cure the Non-Monetary Default within 30 days after the date on which Lender gives written notice of the default to Borrower. No notice of default and no opportunity to cure shall be required if during any twelve month period Lender has already sent a notice to Borrower concerning default in the performance of the same obligation. Nothing contained in this paragraph shall be construed to obligate Lender to forebear in any other manner from exercising its remedies and Lender may pursue any other rights or remedies which Lender may have because of the default.
10.    Collection Costs. Borrower shall pay on demand all reasonable attorney’s fees and all other out-of-pocket costs and expenses incurred by Lender in the enforcement of or preservation of Lender’s rights under this Note and the Loan Documents, including, without limitation, all attorney’s fees and expenses, investigation costs, and all court costs, whether or not suit is filed hereon, or whether (i) at maturity or by acceleration, or (ii) before or after maturity, or (iii) in connection with a probate proceeding, bankruptcy, reorganization, insolvency or appeal, or (iv) in connection with the collection or enforcement of this Note or any of the other Loan Documents against Borrower. Borrower agrees to pay interest on any expenses or other sums due to Lender under this paragraph that are not paid when due, at a rate per annum equal to the Maximum Rate.
11.    Waivers. THE UNDERSIGNED, ALL ENDORSERS, AND ALL PERSONS LIABLE OR TO BECOME LIABLE ON THIS NOTE, EXPRESSLY WAIVE DEMAND FOR PAYMENT, PRESENTATION FOR PAYMENT, NOTICE OF INTENTION TO ACCELERATE MATURITY, NOTICE OF ACCELERATION, PROTEST, NOTICE OF PROTEST, AND NONPAYMENT AS TO THIS NOTE AND AS TO EACH INSTALLMENT DUE ON THIS NOTE. The acceptance by Lender, at any time and from time to time, of part payment of this Note shall not be deemed to be a waiver of any default then existing. No waiver by Lender of any default shall be deemed to be a waiver of any other then existing or subsequent default, nor shall any such waiver by Lender be deemed to be a continuing waiver. No delay or omission by Lender in exercising any right, power, or option granted to Lender in this Note shall impair any such right, power, or option or be construed as a waiver of it or an acquiescence to it, nor shall any single or partial exercise of any such right, power, or option preclude other or further exercise of it or the exercise of any other right, power, or option of Lender under the terms of this Note. To be effective, a waiver by Lender of any right, remedy, power, privilege, or condition arising from this instrument must be in writing, identified as a waiver of this instrument, and executed by Lender.

12.    Usury Savings Clause. It is the intention of Lender and Borrower to conform strictly with applicable usury laws now in force. No provision of this Note or any other document executed in connection with, as evidence of, or as security for the indebtedness evidenced by this Note shall require the payment or permit the collection of interest in excess of the maximum amount permitted by applicable law. If at any time the interest received or contracted for exceeds the maximum lawful rate, Lender shall refund the amount of the excess or shall credit the amount of the excess against amounts owing under the loan and such excess shall not be considered the payment of interest. Determination of the rate of interest shall be made by amortizing, prorating, allocating, and spreading in equal parts during the full contracted period of the life of the loan all interest at any time contracted for, charged, or received from Borrower in connection with the loan. Borrower agrees that as a condition precedent to any claim seeking usury penalties against Lender, Borrower shall provide written notice to Lender, advising Lender in reasonable detail of the nature and amount of the violation, and Lender shall have 60 days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against this Note and/or any other indebtedness then owing by Borrower to Lender.
13.    Governing Law. This Note shall be governed by and construed under the applicable laws of the State of Texas and the laws of the United States of America, except that Chapter 346 of the Texas Finance Code and its successor statutes, as amended (which regulates certain revolving credit loan accounts and revolving tri-party accounts), shall not apply.
14.    Notices. All notices provided for or permitted to be given pursuant to this instrument must be in writing and may be given or served by depositing the same in the United States mail, addressed to the person to be notified, postage prepaid, and registered or certified with return receipt requested, or by federal express, or other overnight delivery, or by delivering such notice by courier or by hand to such person. Except as otherwise provided in this instrument, notices are effective on the earlier to occur of (i) receipt by the party to be notified or (ii) three days after deposit in the mail in accordance with this paragraph. For purposes of this instrument, Lender’s address is 1177 N.E. Loop 410, San Antonio, Texas 78209, and Borrowers’ address is 212 Lavaca Street, Suite 300, Austin, Texas 78701 (Attn: Erin D. Pickens) with required copy to Armbrust & Brown PLLC, Attn: Ken Jones, 100 Congress Avenue, Suite 1300, Austin, Texas 78701. Notices to Borrower may also be sent by electronic mail to both epickens@stratusproperties.com and kjones@abaustin.com. Borrower agrees to maintain such email address during the term of this Note. Notices sent by electronic mail to Borrower are effective on the date of successful transmission, provided if such date is not a business day, or if the notice is sent after 5:00 p.m. (San Antonio, Texas time) on a business day, the notice is effective as of the next business day. For purposes of this paragraph, a “business day” is any day other than a Saturday, Sunday, or any other day on which commercial banks in San Antonio, Texas are authorized or required by law to close.
15.    Miscellaneous. All payments on this Note must be paid in lawful money of the United States of America immediately available funds. Borrower agrees to perform and comply with the covenants, conditions, provisions, and agreements contained in this Note and in every other instrument evidencing or securing payment of the indebtedness evidenced by this Note.
16.    Joint and Several Liability. If this Note is executed by more than one party, each surety party is jointly and severally liable for the obligations of Borrower under this Note. If Borrower is a partnership or joint venture, each general or joint venture partner of Borrower shall be jointly and severally liable for the obligations of Borrower under this Note AND EACH SUCH GENERAL OR JOINT VENTURE PARTNER WAIVES ANY REQUIREMENT OF LAW THAT LENDER EXHAUST ANY ASSETS OF BORROWER BEFORE PROCEEDING AGAINST SUCH GENERAL OR JOINT VENTURE PARTNER’S ASSETS.
17.    Security. This Note is secured, among other things, by a Deed of Trust dated the same date as this Note.
18.    Counterparts. To facilitate execution, this Note and any amendments, waivers, consents, or supplements hereto may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Note by facsimile or in electronic format (e.g., "pdf", "tif" or any other electronic means that reproduces an image of the actual executed signature page) shall be effective as delivery of a manually executed counterpart of this Note.
19.    Jury Waiver. LENDER AND BORROWER HEREBY WAIVE THE RIGHT TO ANY JURY TRIAL IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER LENDER OR BORROWER AGAINST THE OTHER.
20.    Commercial Purpose. Borrower represents and warrants to Lender that the Loan will be used by Borrower for business, commercial, or agricultural purposes, and not for personal, family, or household use.
[Signature page follows]

BORROWER:
LANTANA PLACE, L.L.C.,
a Texas limited liability company
By:    STRS L.L.C.,
    a Delaware limited liability company,
    its manager
    By:    Stratus Properties Inc.,
        a Delaware corporation,
        its sole member

By:     /s/ Erin D. Pickens
        Erin D. Pickens, Senior Vice President